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                                                                    EXHIBIT 10.8

                                   [EXECUTIVE]
                           CHANGE OF CONTROL AGREEMENT

         This Change of Control Agreement (this "Agreement") is made as of the ___ day of May, 2003, by and between Kankakee Bancorp, Inc., a Delaware corporation (the "Company") and [Executive] ("Executive") and is joined in by State Bank of Aviston solely for purposes of Section 15 below.

                                    RECITALS

         A. Executive is currently serving as an executive of State Bank of Aviston, an Illinois banking corporation ("Bank") and a wholly owned Subsidiary of Aviston Financial Corporation, an Illinois corporation ("Aviston").

         B. Pursuant to the terms of that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement") between the Employer and Aviston, the Employer desires to acquire control of Aviston and if the Closing (as defined in the Merger Agreement) occurs, further desires to employ the Executive as an executive of the Employer.

         C. Company recognizes that future circumstances could arise that might lead to a Change of Control (as defined below) of Company and that this possibility could cause Executive uncertainty with respect to continued employment, regardless of Executive's competence or past contributions.

         D. The board of directors of Company (the "Board") has determined that if the Closing occurs, it is in the best interests of Company and its stockholders to assure that Company and its Affiliates (as defined below) will enjoy the continued dedication of Executive to Executive's duties and responsibilities, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of Company.

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, it is covenanted and agreed by and between the parties hereto as follows:

                                   AGREEMENTS

         1. Term With Automatic Renewal Provisions. The term of this Agreement shall commence, if at all, upon the occurrence of the Closing (the "Effective Date") and shall continue for a period of one (1) year. This Agreement shall automatically extend for one (1) year on each anniversary of the Effective Date, unless terminated by either party effective as of the last day of the then current one (1) year extension by written notice to that effect delivered to the other not fewer than ninety (90) days prior to the anniversary of the Effective Date; provided, however, no termination of this Agreement shall be effective if a Change of Control occurs within twelve (12) months of such termination. In the event of a Change of Control during the term of this Agreement, this Agreement shall remain in effect for the one (1) year period following the Change of Control.

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         2.       Payment of Severance Amount. If Executive's employment by the
Company, or any Affiliate or successor of the Company, is terminated by either the Company or Executive during the time periods set forth in subparagraphs (a) and (b) below, then the Company shall pay Executive an amount equal to the Severance Amount, payable in one (1) lump sum within fifteen (15) days after the Termination Date:

                  (a) Termination by the Company, or any Affiliate or successor of the Company, without Cause, within either six (6) months prior to a Change of Control or twelve (12) months immediately following a Change of Control; or

                  (b) Termination by Executive, other than as a result of death, disability, or normal retirement pursuant to a retirement plan to which Executive was subject prior to any Change of Control, and following a Change in Duties, which Change in Duties and termination shall occur within twelve (12) months immediately following a Change of Control.

         3. Definitions. All of the terms defined in this Section 3 shall have the meanings given below throughout this Agreement.

                  (a) "Affiliate" shall mean any entity which owns or controls, is owned by or is under common ownership or control with, the Company, including without limitation, Kankakee Federal Savings Bank.

                  (b) "Annual Base Salary" shall, as determined on the Termination Date, be equal to the greater of:

                           (i) Executive's annual salary, excluding bonuses, benefits and special incentive payments, on the date of the earliest event which constitutes a Change of Control; or

                           (ii) Executive's annual salary, excluding bonuses, benefits and special incentive payments, as of the Termination Date.

                  (c)      "Bank" shall mean Kankakee Federal Savings Bank.

                  (d) "Cause" shall mean the termination of Executive's employment as a result of:

                           (i) fraud, misappropriation of or intentional material damage to the property or business of the Company (including its Affiliates),

                           (ii)     substantial and material failure by
                                    Executive to fulfill the duties and
                                    responsibilities of his or her regular
                                    position and/or comply with the Company's or its Affiliates' policies, rules or regulations, or

                           (iii)    Executive's conviction of a felony.

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                  (e)      "Change in Duties" shall mean any one or more of the
         following occurring after a Change of Control:

                           (i) a significant change in the nature or scope of Executive's authority or duties from those applicable to Executive immediately prior to the date on which a Change of Control occurs;

                           (ii) a reduction in Executive's Annual Base Salary (within the meaning of Section 3(b)(i)) from that provided to Executive immediately prior to the date on which a Change of Control occurs;

                           (iii) Executive's eligibility to participate, and participation, in bonus, stock option, incentive award and other compensation plans which provide opportunities to receive compensation are not the same or greater than that of executives of the successor of the Company (including its Affiliates) with comparable duties;

                           (iv) executive benefits (including but not limited to medical, dental, life insurance and long-term disability plans) and perquisites applicable to Executive are not the same as or greater than that of the executive benefits and perquisites provided to executives of the successor of the Company (including its Affiliates) with comparable duties; or

                           (v) a change, without Executive's written agreement, in the location of Executive's principal place of employment with the Company (including its Affiliates) by more than fifty (50) miles from the location where Executive was principally employed immediately prior to the date on which a Change of Control occurs.

                  (f)      "Change of Control" shall mean the following:

                           (i) The consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the then outstanding Voting Securities of the Company;

                           (ii) The individuals who, as of the date hereof, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or

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                           (iii)    Consummation of: (1) a merger or
                                    consolidation to which the Company is a
                                    party if the stockholders of the Company immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty-seven percent (67%) of the combined voting power of the then outstanding Voting Securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the Company's Voting Securities outstanding immediately before such merger or consolidation; or (2) a complete liquidation or dissolution or sale or other disposition of all or substantially all of the assets of the Company or the Bank.

                  Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding Voting Securities is acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

                  (g) "Severance Amount" shall mean the amount equal to all amounts earned or accrued through the Termination Date, including Annual Base Salary (within the meaning of Section 3(b)(i)) and vacation pay, plus an amount equal to three (3) times the sum of: (i) Executive's Annual Base Salary; (ii) the average of the two (2) most recent annual performance bonuses received by the Executive as of the date of the Change of Control; and (iii) the average of the contributions made by the Company to tax-qualified retirement plans for the benefit of the Executive for the two (2) years immediately preceding the date of the Change of Control.

                  (h) "Termination Date" shall mean the date of employment termination indicated in the written notice provided by the Company or Executive to the other.

                  (i) "Voting Securities" shall mean any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

         4. Golden Parachute Payment Adjustment. If it is determined, in the opinion of the Company's independent accountants, in consultation, if necessary, with the Company's independent legal counsel, that any Severance Amount payments under this Agreement, either separately or in conjunction with any other payments, benefits and entitlements received by Executive in respect of a Change of Control under any other plan or agreement under which Executive participates or to which the Executive is a party, would constitute an "Excess Parachute Payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and thereby be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then in such event the Company shall pay to Executive a

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"grossing-up" amount equal to the amount of such Excise Tax, plus all federal and state income or other taxes with respect to the payment of the amount of such Excise Tax, including all such taxes with respect to any such grossing-up amount. If, at a later date, the Internal Revenue Service assesses a deficiency against Executive for the Excise Tax which is greater than that which was determined at the time such amounts were paid, then the Company shall pay to Executive the amount of such unreimbursed Excise Tax plus any interest, penalties and reasonable professional fees or expenses incurred by Executive as a result of such assessment, including all such taxes with respect to any such additional amount. The highest marginal tax rate applicable to individuals at the time of the payment of such amounts will be used for purposes of determining the federal and state income and other taxes with respect thereto. The Company shall withhold from any amounts paid under this Agreement the amount of any Excise Tax or other federal, state or local taxes then required to be withheld. Computations of the amount of any grossing-up supplemental compensation paid under this subparagraph shall be conclusively made by the Company's independent accountants, in consultation, if necessary, with the Company's independent legal counsel. If, after Executive receives any gross-up payments or other amount pursuant to this Section 4, Executive receives any refund with respect to the Excise Tax, Executive shall promptly pay the Company the amount of such refund within ten (10) days of receipt by Executive.

         5. Medical Benefits. If Executive's employment by the Company or any Affiliate or successor of the Company is terminated and Executive is entitled to a Severance Amount pursuant to Section 2 above, then to the extent that Executive or any of Executive's dependents may be covered under the terms of any medical plans of the Company (or any Affiliate) for active employees immediately prior to the Termination Date, the Company will provide Executive and those dependents with equivalent coverages for the period of three (3) years from the Termination Date. The coverages may be procured directly by the Company (or any Affiliate, if appropriate) apart from, and outside of the terms of the plans themselves; provided that Executive and Executive's dependents comply with all of the conditions of the medical plans. In consideration for these benefits, Executive must make contributions equal to those required from time to time from employees for equivalent coverages under the medical plans.

         6.       Regulatory Suspension and Termination.

                  (a) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Company's affairs by a notice served under Section 8(e)(3) (12 U.S.C.
         Section 1818(e)(3)) or 8(g) (12 U.S.C. Section 1818(g)) of the Federal Deposit Insurance Act, as amended, the Company's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company may in its discretion (i) pay Executive all or part of the amounts withheld while the contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

                  (b) If Executive is removed and/or permanently prohibited from participating in the conduct of the Company's affairs by an order issued under Section 8(e) (12 U.S.C. Section 1818(e)) or 8(g) (12 U.S.C. Section 1818(g)) of the Federal Deposit Insurance Act, as amended, all obligations of the Company under this contract shall terminate as of the

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         effective date of the order, but vested rights of the contracting parties shall not be affected.

                  (c) If the Company is in default as defined in Section 3(x) (12 U.S.C. Section 1813(x)(1)) of the Federal Deposit Insurance Act, as amended, all obligations of the Company under this contract shall terminate as of the date of default, but this Section 6(c) shall not affect any vested rights of the contracting parties.

                  (d) All obligations of the Company under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution by the Federal Deposit Insurance Corporation (the "FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Company under the authority contained in Section 13(c) (12 U.S.C. Section 1823(c)) of the Federal Deposit Insurance Act, as amended, or when the Company is determined by the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

                  (e) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) (12 U.S.C. Section 1828(k)) of the Federal Deposit Insurance Act, as amended, and any regulations promulgated thereunder.

         7. Notices. Notices and all other communications under this Agreement shall be in writing and shall be deemed given when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If to the Company to:

                           Kankakee Bancorp, Inc.
                           Attention:  Chairman of the Board
                           310 South Schuyler Avenue
                           P. O. Box 3
                           Kankakee, Illinois 60901-0003

                           If to Executive to:

                           [Executive]

                           -------------------------

                           -------------------------

or to such other address as either party may furnish to the other in writing, except that notices of changes of address shall be effective only upon receipt.

         8. Applicable Law. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the state of Illinois.

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         9.       Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement and all other provisions shall remain in full force and effect.

         10. Withholding of Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as may be required pursuant to any law, governmental regulation or ruling.

         11. Not an Employment Agreement. Nothing in this Agreement shall give Executive any rights (or impose any obligations) to continued employment by the Company or any Affiliate or successor of the Company, nor shall it give the Company any rights (or impose any obligations) for the continued performance of duties by Executive for the Company or any Affiliate or successor of the Company.

         12. No Assignment. Executive's rights to receive payments or benefits under this Agreement shall not be assignable or transferable whether by pledge, creation of a security interest or otherwise, other than a transfer by will or by the laws of descent or distribution. In the event of any attempted assignment or transfer contrary to this Section 12, the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         13. Successors. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns (including, without limitation, any company into or with which the Company may merge or consolidate). The Company agrees that it will not effect the sale or other disposition of all or substantially all of its assets or the Bank's assets unless either (a) the person or entity acquiring the assets, or a substantial portion of the assets, shall expressly assume by an instrument in writing all duties and obligations of the Company under this Agreement, or (b) the Company shall provide, through the establishment of a separate reserve, for the payment in full of all amounts which are or may reasonably be expected to become payable to Executive under this Agreement.

         14. Legal Fees. All reasonable legal fees and related expenses (including the costs of experts, evidence and counsel) paid or incurred by Executive pursuant to any dispute relating to this Agreement shall be paid or reimbursed by the Company if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

         15. Termination of Retention Agreement. State Bank of Aviston joins this Agreement solely for purposes of this Section 15. State Bank of Aviston and Executive hereby agree that that certain State Bank of Aviston [Executive] Executive Retention Agreement between Executive and State Bank of Aviston dated [Date] shall terminate immediately prior to the Effective Time (as defined in the Merger Agreement).

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         16.      Entire Agreement Modifications. This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and supercedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. This Agreement may not be amended or modified except by written agreement signed by Executive and the Company.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first written.

KANKAKEE BANCORP, INC.                               [EXECUTIVE]

By:
   -------------------------------------             ---------------------------
   Its:  Chairman of the Board                       Address:

                                                     ---------------------------

                                                     ---------------------------

STATE BANK OF AVISTON,
Solely for purposes of Section 15

By:
   -------------------------------------
   Its:
       ---------------------------------